UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 13, 2013
RETROPHIN, INC.
(Exact name of registrant as specified in its charter)
Delaware	000-53293	27-4842691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
777 Third Avenue, 22nd Floor, New York, NY		10017
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (646) 837-5863

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

On September 13, 2013, Retrophin, Inc. (the "Company", "we", "us", or "our") determined that it was required to file an amendment to its audited consolidated financial statement for the year ended December 31, 2012 included in its Annual Report on Form 10-K and its unaudited consolidated financial statements for the three months ended March 31, 2013 included in its Quarterly Report on Form 10-Q.  We determined, after consultation with our board of directors and our independent registered public accounting firm that it would be necessary to restate our December 31, 2012 consolidated financial statements to include disclosures of certain agreements that we entered into subsequent to the date of the balance sheet and corrections to our accounting for proceeds received in a financing transaction we completed in February 2013. The addition of these footnote disclosures in our December 31, 2012 consolidated finanical statements will have no impact on the Company’s balance sheet, or related consolidated statements of operations, changes in stockholders' (deficit) equity, loss per share or cash flows for the year ended December 31, 2012.

We further determined that it would be necessary for us to restate our March 31, 2013 condensed consolidated financial statements to include the same disclosures in these financial statements that we were required to make in our December 31, 2012 financial statements, and to correct our accounting for the allocation of proceeds we received in the financing transaction we completed in February 2013. The restatement affects our March 31, 2013 condensed consolidated balance sheet and condensed consolidated statement of sockholders' deficit only and does not result in any changes to our results of operations, loss per share or our statement of cash flows for the quarterly period ended March 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETROPHIN, INC.

Date: September 13, 2013	By:	/s/ Marc Panoff
Name: Marc Panoff
Title: Chief Financial Officer